Exhibit 99.2

Contacts:	Don Klink	Scott Brittain
	Chief Financial Officer	Corporate Communications, Inc.
	Addus HomeCare	(615) 324-7308
	(630) 296-3400	scott.brittain@cci-ir.com
investorrelations@addus.com

ADDUS HOMECARE COMPLETES ACQUISITION OF

SOUTH SHORE HOME HEALTH SERVICES IN NEW YORK

Downers Grove, Illinois (February 8, 2016) – Addus HomeCare Corporation (NASDAQ: ADUS), a comprehensive provider of home and community-based services, today announced that it has closed the previously announced acquisition of South Shore Home Health Services, Inc., a New York state-licensed home care services agency primarily providing personal care services.

“The completion of this transaction provides Addus with a great platform for growth in the New York City metropolitan area and creates a strong initial presence for the Company in the Northeast,” said Dirk Allison, President and Chief Executive Officer of Addus. “New York was among the first states to transition the majority of its Medicaid and dual eligible populations to managed care, and as reflected in South Shore’s continued organic revenue growth since we announced the definitive agreement, we are entering this large market with a well-respected home care provider that has created a long-term record of success. We are excited to have the South Shore team join our Company. This transaction is consistent with our strategy to expand and diversify our revenue streams though acquisitions, as well as organic growth, and is representative of the opportunities in our pipeline of potential transactions.”

South Shore, headquartered on Long Island, currently serves Suffolk, Nassau, Queens and Westchester counties. Addus expects that the acquisition of South Shore, which produced revenues for 2015 of approximately $52 million, will be accretive to the Company’s 2016 financial results.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the consummation and

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ADUS Completes Acquisition of South Shore

February 8, 2016

integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, estimation inaccuracies in future revenues, margins, earnings and growth, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2015, and its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2015, each of which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.

About Addus

Addus is a comprehensive provider of home and community-based services that are primarily personal in nature, provided in the home and focused on the dual eligible population. Addus’ services include personal care and assistance with activities of daily living, and adult day care. Addus’ consumers are individuals who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. For more information, please visit www.addus.com.

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